EXHIBIT 99.1

BOARD OF DIRECTORS OF NORWEGIAN CRUISE LINE HOLDINGS APPOINTS
FRANK DEL RIO AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

MIAMI, January 9, 2015 -- Norwegian Cruise Line Holdings Ltd. (Nasdaq: NCLH) (“Norwegian” or “the Company”), announced that its Board of Directors has named Frank Del Rio as President and Chief Executive Officer.  Mr. Del Rio succeeds Kevin Sheehan, who has decided to leave the Company.

Mr. Del Rio is the Chief Executive Officer of Prestige Cruises International, Inc. (“Prestige”), which was acquired by Norwegian in November 2014.  Mr. Del Rio, a co-founder of Oceania Cruises, Inc., a subsidiary of Prestige, has more than 20 years of experience in the cruise industry.

“Frank Del Rio has established himself as a leader and innovator in our industry,” said Steve Martinez, member of Norwegian’s Board of Directors.  “Norwegian is poised for continued growth and we are delighted to have Frank lead our team during the next phase of the company’s evolution.  We also thank Kevin Sheehan for his service to the company.   Kevin has built Norwegian into the highly successful company it is today – a company that has reported 25 consecutive quarters of growth in trailing twelve month Adjusted EBITDA coupled with consistent margin improvement.  Most recently, Kevin was integral to the Prestige acquisition, assembling a diversified portfolio of brands that spans all market segments in the cruise industry, which we believe puts the company in a strong position for the future.”

“It has been a privilege to lead Norwegian over the last seven years.  I am proud of what we have accomplished, and take comfort in the knowledge that I am leaving the company much healthier and stronger than when I joined.  With the company set for success, I hand the baton off to Frank, a proven leader in the cruise industry,” said Mr. Sheehan.

“I am excited to begin this new chapter in my long career in the cruise industry,” said Mr. Del Rio.  “I am blessed with a great team at Norwegian, and I am confident that together we can help our company continue to realize great things.”

Frank Del Rio has served as Chief Executive Officer of Prestige or its predecessor since April 2007.  Prestige, a subsidiary of Norwegian, is a global cruise line operator in the upscale cruise segment. Prestige operates two upscale cruise brands, Oceania Cruises and Regent Seven Seas Cruises, which operate in over 300 ports around the globe. Mr. Del Rio holds a B.S. in Accounting from the University of Florida and is a Certified Public Accountant (inactive license).

2014 Guidance and Sensitivities

The Company reiterates its prior full year 2014 Adjusted EPS guidance of $2.28 to $2.32. The guidance provided excludes the results of the acquisition of Prestige Cruises International, Inc. and also excludes the financial impacts from the Insignia incident of December 2014.  The Company expects to provide first quarter and full year 2015 guidance, along with detailed metrics, on its forthcoming fourth quarter and full year 2014 results conference call, which is still to be scheduled.

About Norwegian Cruise Line Holdings Ltd.

Norwegian Cruise Line Holdings Ltd. (Nasdaq: NCLH) is a diversified cruise operator of leading global cruise lines spanning market segments from contemporary to luxury under the Norwegian Cruise Line, Oceania Cruises and Regent Seven Seas Cruises brands.

These brands operate a combined 21 ships with approximately 40,000 lower berths visiting more than 430 destinations worldwide. The company's brands will introduce six new ships through 2019.

Norwegian Cruise Line is the innovator in cruise travel with a history of breaking the boundaries of traditional cruising, most notably with the introduction of Freestyle Cruising, which revolutionized the industry by giving guests more freedom and flexibility on the most contemporary ships at sea. Oceania Cruises is the market leader in the upper-premium cruise segment featuring the finest cuisine at sea, gourmet culinary experiences, elegant accommodations, impeccable service and destination-driven itineraries. Regent Seven Seas Cruises is the market leader in the luxury cruise segment with all-suite accommodations, highly personalized service and the industry's most inclusive luxury experience featuring round-trip air, fine wines and spirits and unlimited shore excursions among its numerous included amenities.

Note on Forward-Looking Statements

This release may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “goal,” “project,” “plan,” “believe,” “seek,” “will,” “may,” “forecast,” “estimate,” “intend,” “future,” and similar expressions may identify forward-looking statements, which are not historical in nature. These forward-looking statements reflect Norwegian's current expectations, and are subject to a number of risks, uncertainties, and assumptions. Among the important risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the potential impact of the acquisition of Prestige on relationships, including with employees, customers and suppliers and any related impact on integration and anticipated synergies, the adverse impact of general economic conditions and related factors such as high levels of unemployment and underemployment, fuel price increases, declines in the securities and real estate markets, and perceptions of these conditions that decrease the level of disposable income of consumers or consumer confidence; changes in cruise capacity, as well as capacity changes in the overall vacation industry; intense competition from other cruise companies as well as non-cruise vacation alternatives which could affect our ability to compete effectively; negative publicity surrounding the cruise industry; changes in fuel prices and/or other cruise operating costs; the risks associated with operating internationally, including changes in interest rates and/or foreign currency rates; the continued borrowing availability under our credit facilities and compliance with our financial covenants; our substantial indebtedness, including the inability to generate the necessary amount of cash to service our existing debt, and to repay our credit facilities; our ability to incur significantly more debt despite our substantial existing indebtedness; the impact of volatility and disruptions in the global credit and financial markets which may adversely affect our ability to borrow and could increase our counterparty credit risks, including those under our credit facilities, derivatives, contingent obligations, insurance contracts and new ship progress payment guarantees; adverse events impacting the security of travel such as terrorist acts, acts of piracy, armed conflict and other international events; the impact of any future changes relating to how external distribution channels sell and market our cruises; the impact of any future increases in the price of, or major changes or reduction in, commercial airline services; the impact of delays, costs and other factors resulting from emergency ship repairs as well as scheduled repairs, maintenance and refurbishment of our ships; the delivery schedules and estimated costs of new ships on terms that are favorable or consistent with our expectations; the impact of problems encountered at shipyards, as well as, any potential claim, impairment loss, cancellation or breach of contract in connection with our contracts with shipyards; the impact of the spread of epidemics and viral outbreaks; the uncertain political environment in countries where we operate; the impact of weather and natural disasters; accidents and other incidents affecting the health, safety, security and vacation satisfaction of guests or causing damage to ships, which could cause the modification of itineraries or cancellation of a cruise or series of cruises; the impact of pending or threatened litigation and investigations; our ability to obtain insurance coverage on terms that are favorable or consistent with our expectations; the impact of any breaches in data security or other disturbances to our information technology and other networks; the impact of amendments to our collective bargaining agreements for crew members and other employee relation issues; the continued availability of attractive port destinations; our ability to attract and retain key personnel and qualified shipboard crew, maintain good relations with employee unions, maintain or renegotiate our collective bargaining agreements on favorable terms and prevent any disruptions in work; changes involving the tax, environmental, health, safety, security and other regulatory regimes in which we operate; increases in our future fuel costs related to implementing IMO regulations, which require the use of higher priced low sulfur fuels in certain cruising areas; the implementation of regulations in the U.S. requiring U.S. citizens to obtain passports for travel to additional foreign destinations; and other factors discussed in the Company's filings with the Securities and Exchange Commission (the “SEC”). For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Annual Reports on Form 10-K filed by each of Norwegian Cruise Line Holdings Ltd. (“NCLH”) and NCL Corporation Ltd. (“NCLC”) with the SEC and subsequent filings by NCLH and NCLC, including the Definitive Information Statement relating to the acquisition of Prestige filed by NCLH with the SEC on October 16, 2014. You should not place undue reliance on forward-looking statements as a prediction of actual results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CONTACT:

Media Contact:

AnneMarie Mathews: 305-436-4799
amathews@ncl.com

Investor Contact:

Wendy Beck: 305-436-4095
wbeck@ncl.com